EXHIBIT 99.2

DARLING INGREDIENTS INC. (Formerly Darling International Inc.)
Unaudited Pro Forma Condensed Consolidated Financial Information
December 28, 2013
(Unaudited)

DARLING INGREDIENTS INC. (Formerly Darling International Inc.)

Unaudited Pro Forma Condensed Consolidated Financial Information
December 28, 2013
(Unaudited)

Table of Contents

Page

Overview of Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 28, 2013	1

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 28, 2013	2

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information	3

DARLING INGREDIENTS INC. (Formerly Darling International Inc.)

Unaudited Pro Forma Condensed Consolidated Financial Information
December 28, 2013
(Unaudited)

Overview

On January 7, 2014, Darling International Inc., which subsequently changed its name to Darling Ingredients, Inc. on May 7, 2014 ("Darling" or the "Company"), acquired the VION Ingredients business division ("VION Ingredients") of VION Holding, N.V., a Dutch limited liability company ("VION"), by purchasing all of the shares of VION Ingredients International (Holding) B.V., and VION Ingredients Germany GmbH, and 60% of Best Hides GmbH (collectively, the "VION Companies"), pursuant to a Sale and Purchase Agreement dated October 5, 2013, as amended, between Darling and VION (the “VION Acquisition”). The VION Ingredients business is now conducted under the name Darling Ingredients International. The purchase price for the transaction was approximately €1.6 billion in cash (approximately $2.2 billion at the exchange rate of €1.00:USD$1.3605). The purchase price was financed through (i) borrowings under the Company’s senior secured revolving credit facility and term loan facilities; (ii) proceeds from the Company’s $874.0 million public common stock offering in the fourth quarter of fiscal 2013; and (iii) proceeds from the private offering of $500.0 million aggregate principal amount of the Company’s 5.375% Senior Notes due 2022, that closed on January 2, 2014. In addition, on October 28, 2013, Darling completed the acquisition of substantially all of the assets of Rothsay ("Rothsay"), a division of Maple Leaf Foods, Inc. ("MFI"), a Canadian corporation, pursuant to an Acquisition Agreement between MFI and Darling dated August 23, 2013 (the "Rothsay Acquisition").

The Company’s unaudited Consolidated Balance Sheet as March 28, 2013 was included in the Company's quarterly report on Form 10-Q as filed with the SEC and included the balance sheet of Darling Ingredients Inc. and consolidated subsidiaries including the impact of the VION and Rothsay Acquisitions.
The Company's Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 28, 2013 included herein, is based on the audited Consolidated Statement of Operations of the Company for the year ended December 28, 2013, the unaudited Statement of Net Revenues and Direct Costs and Operating Expenses of Rothsay for the nine months ended September 28, 2013, and the audited Consolidated and Combined Profit and Loss Accounts of VION Ingredients for the year ended December 31, 2013, after giving effect to the Company's VION and Rothsay Acquisitions as if each had occurred on December 30, 2012, and includes the assumptions and adjustments as described in the accompanying notes hereto.
The Company's unaudited Pro Forma Condensed Consolidated Statement of Operations for the three-month period ended March 29, 2014 has not been presented as the unaudited Consolidated Statement of Operations for the three-month period ended March 29, 2014 was included in the Company's quarterly report on Form 10-Q as filed with the SEC and included the Statement of Operations of Darling Ingredients Inc. and consolidated subsidiaries, including the impact of the VION and Rothsay acquisitions. The impact of the VION Acquisition for the period December 29, 2013 through January 6, 2014 is immaterial to the Company.
The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the historical consolidated financial statements and accompanying notes of VION Ingredients and Rothsay that are included in this Form 8-K and the historical financial statements of the Company that have been previously filed with the SEC.

DARLING INGREDIENTS INC. (Formerly Darling International Inc.)

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 28, 2013
(Unaudited)
(in thousands, except per share data)

	Darling Ingredients Inc.	(Note 1 and 2) Rothsay	(Note 1 and 6)VION	(Note 3 and 4) Pro forma adjustments	Notes	Darling Ingredients Inc. Pro forma Combined

Net revenues	$1,723,550	$180,567	$2,178,580	$16,843	(a)	$4,099,540
Direct costs and operating expenses:
Cost of sales and operating expenses	1,261,101	109,151	1,771,269	11,109	(a)	3,152,630
Selling, general and administrative expenses	170,825	4,941	171,391	2,367	(a), (g)	349,524
Depreciation and amortization	98,787	9,860	79,490	69,389	(b)	257,526
Acquisition costs	23,271	—	—	(22,174)	(c)	1,097
Total direct costs and operating expenses	1,553,984	123,952	2,022,150	60,691		3,760,777

Operating Income	169,566	56,615	156,430	(43,848)		338,763

Interest expense	(38,108)	—	(32,788)	(62,931)	(d), (e)	(120,827)
	—	—	—	13,000	(j)
Foreign currency gains/ (losses)	28,107	—	—	—		28,107
Other, net	(3,547)	—	12,461	(6,018)	(i)	2,896
Total other expense	(13,548)	—	(20,327)	(55,949)		(89,824)

Equity in net income/(loss) of unconsolidated subsidiary	7,660	—	—	—		7,660
Income from continuing operations before income taxes	163,678	56,615	136,103	(99,797)		256,599
Income taxes	54,711	—	55,144	(27,973)	(f), (h)	81,882

Net income	108,967	56,615	80,959	(71,824)		174,717

Net (income) / loss attributable to noncontrolling interests	—	—	(7,855)	—		(7,855)

Net income / (loss) attributable to Darling	$108,967	$56,615	$73,104	$(71,824)		$166,862

Per share data:
Income from continuing operations per share:
Basic	$0.91					$1.01
Diluted	$0.91					$1.01
Weighted average number of shares outstanding:
Basic	119,526			45,109	(k)	164,635
Diluted	119,924			45,109	(k)	165,033

See notes to unaudited pro forma condensed consolidated financial information.

DARLING INGREDIENTS INC. (Formerly Darling International Inc.)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
December 28, 2013
(Unaudited)
(in thousands)

(1)	Description of the VION Acquisition and Rothsay Acquisition and Basis of Presentation

On January 7, 2014, Darling International Inc. which subsequently changed its name to Darling Ingredients, Inc. on May 7, 2014 ("Darling" or the "Company") acquired the VION Ingredients business division ("VION Ingredients") of VION Holding, N.V., a Dutch limited liability company ("VION"), by purchasing all of the shares of VION Ingredients International (Holding) B.V., and VION Ingredients Germany GmbH, and 60% of Best Hides GmbH (collectively, the "VION Companies"), pursuant to a Sale and Purchase Agreement dated October 5, 2013, as amended, between Darling and VION (the “VION Acquisition”). The VION Ingredients business is now conducted under the name Darling Ingredients International. The purchase price for the transaction was approximately €1.6 billion in cash (approximately $2.2 billion at the exchange rate of €1.00:USD$1.3605). The purchase price was financed through (i) borrowings under the Company’s senior secured revolving credit facility and term loan facilities; (ii) proceeds from the Company’s $874.0 million public common stock offering in the fourth quarter of fiscal 2013; and (iii) proceeds from the private offering of $500.0 million aggregate principal amount of the Company’s 5.375% Senior Notes due 2022, that closed on January 2, 2014. In addition, on October 28, 2013, Darling completed the acquisition of substantially all of the assets of Rothsay ("Rothsay"), a division of Maple Leaf Foods, Inc. ("MFI"), a Canadian corporation, pursuant to an Acquisition Agreement between MFI and Darling dated August 23, 2013 (the "Rothsay Acquisition").

The acquisitions have been accounted for using the acquisition method of accounting under generally accepted accounting principles in the United States of America (U.S. GAAP). Under the acquisition method of accounting, the total purchase price is allocated to the tangible and intangible acquired assets and assumed liabilities of VION Ingredients and Rothsay Acquisition, based on their respective preliminary estimated fair values as of the date of the acquisition, January 7, 2014. These amounts will be required to be updated to reflect the actual values as of the actual closing date when and if that occurs.

The Company has prepared the Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended December 28, 2013 assume the acquisition of VION Acquisition and Rothsay Acquisition was completed on January 1, 2013.

(2)	Rothsay Financial Information

Represents the unaudited Statement of Net Revenues and Direct Costs and Operating Expenses of Rothsay for the nine months ended September 28, 2013.

(3)	Pro Forma Adjustments

The Pro Forma Adjustments within the Unaudited Pro Forma Condensed Consolidated Income Statement represent the adjustments to reflect as if the VION acquisition and Rothsay Acquisition occurred on December 30, 2012.
Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

(a)	Represents the month of October 2013 net sales, cost of sales and operating expenses and selling, general and administrative expenses for Rothsay.

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DARLING INGREDIENTS INC. (Formerly Darling International Inc.)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
December 28, 2013
(Unaudited)
(in thousands)

(b)
Represents the additional depreciation and amortization expense that the Company anticipates incurring as a result of the adjustment to the carrying value of the VION Ingredients and Rothsay assets to fair value. Darling expects to depreciate the fair value of the purchased property, plant, and equipment, including the transportation assets over their estimated useful lives of 3 to 25 years. Darling expects to amortize the fair value of the definite lived intangibles of $571.1 million in the VION Acquisition and Rothsay Acquisition on a straight line basis over their estimated useful lives of between 9 and 16 years. Upon finalization of the asset valuations, specific useful lives will be assigned to the acquired assets, and depreciation and amortization will be adjusted accordingly and such adjustments may be material. Darling expects to have $23.5 million of identifiable intangibles with indefinite lives associated with the VION Acquisition.

(c)	Represents the acquisition cost incurred.

(d)	Represents Elimination of intercompany interest expense between VION Food and VION Ingredients.

(e)
Represents the adjustment to interest expense for the additional debt that was incurred under the Senior Secured Facilities and the 5.375% Senior Notes due 2022 to finance the VION and Rothsay Acquisitions. The adjustment reflects that the Company will have borrowed $1.3 billion under the $1.3 billion Term Loan B facility, $350 million under the Term Loan A facility and approximately $293.5 million under the $1.0 billion revolving loan facility to fund the VION and Rothsay Acquisitions. The interest rate applicable to any borrowings under the term loan A facility and the revolving loan facility will equal either LIBOR/euro interbank offered rate/CDOR plus 2.50% per annum or base rate/Canadian prime rate plus 1.50% per annum, subject to certain step-downs based on the Company's total leverage ratio. The interest rate applicable to any borrowings under the term loan B facility will equal (a) for U.S. dollar term loans, either the base rate plus 1.50% or LIBOR plus 2.50%, and (b) for euro term loans, the euro interbank offered rate plus 2.75%, in each case subject to a step-down based on Darling’s total leverage ratio. For term loan B loans, the LIBOR rate shall not be less than 0.75%. In addition, there is a 0.5% commitment fee on the unused portion of the revolving loan facility, which was also included in the Pro Forma Financials. Thus, the weighted average interest rate on the new debt is 3.09%, including commitment fee.

(f)	Represents the adjustment to income taxes that would have been incurred had the Acquisition occurred on December 30, 2012, based upon the statutory rate.

(g)
Represents the adjustment to selling, general and administrative costs for additional pension expense expected to be incurred under the new pension plans and information technology costs under a transitional services agreement executed between Darling and MFI.

(h)	Darling has not accrued any U.S. deferred tax liability on VION Ingredients foreign earnings as it considers any earnings to be permanently reinvested overseas.

(i)	Elimination of intercompany interest income between VION Food and VION Ingredients.

(j)
Represents bridge financing fee including in December 28, 2013 interest expense, which is considered a material nonrecurring charge directly related to the VION Acquisition and thus is excluded for pro forma presentation.

(k)	Represents the impact of 46 million shares of Darling stock issued on December 18, 2013 and other shares related to the VION Acquisition.

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DARLING INGREDIENTS INC. (Formerly Darling International Inc.)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
December 28, 2013
(Unaudited)
(in thousands)

(4)	Other Items

The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect ERP integration costs that the Company expects to incur to integrate VION and Rothsay’s business on to Darling’s technology platform. The Company expects to incur these costs in the 12 month period following closing of each such acquisition and management currently estimates that these costs will be in the range of $2 million to $3 million. These Pro Forma Financial Statements also do not reflect projected realization of recurring cost savings and revenue synergies that the Company projects it will achieve related to reductions in operating costs, changes in corporate infrastructure, and changes in finished goods marketing related to the VION and Rothsay acquisitions. Although management expects that cost savings and revenue synergies will result from the each such acquisition, there can be no assurance that these cost savings and revenue synergies will be achieved in the time frame anticipated, or at all.

(5)	Pro forma income from continuing operations per share

Pro forma income from continuing operations per common share for the fiscal year ended December 28, 2013 have been calculated on a pro forma basis that reflects the pro forma income from the VION and Rothsay Acquisitions operations.

(6)	Material non-recurring charges

Material non-recurring charges or credits and related tax effects, primarily related to inventory, pension, severance, and certain transaction and financing costs, which result directly from the Transactions and which will be included in the income of Darling within 12 months succeeding the Transactions are not considered in the pro forma income statements. Pro forma income from continuing operations per common share for the fiscal year ended December 28, 2013 have been calculated on a pro forma basis that reflects the pro forma income from the VION and Rothsay Acquisitions operations.

(7)	Dutch GAAP to US GAAP adjustments

The following tables show a reconciliation of the profit and loss accounts of VION Ingredients for the year ended December 31, 2013 prepared in accordance with Dutch GAAP and in euros, to the statement of income under US GAAP and in U.S. The Dutch to US GAAP adjustments represent the significant adjustments that are required to present the Dutch condensed consolidated profit and loss accounts of VION Ingredients to US GAAP and descriptions of the nature of each adjustment as follows (in thousands):

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DARLING INGREDIENTS INC. (Formerly Darling International Inc.)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
December 28, 2013
(Unaudited)
(in thousands)

	VION Dutch GAAP (€)	Dutch to US presentation adjustments (€)	VION to US GAAP Adjustments (€)		VION US GAAP (€)	(e) VION US GAAP ($)

Net revenues	€—	€1,640,497	€—		€1,640,497	$2,178,580
Net sales	1,628,641	(1,628,641)	—		—	—
Change in inventories of finished product and semi-finished products	17,443	(17,443)	—		—	—
Other operating income	11,856	(11,856)	—		—	—
Direct costs and operating expenses:
Raw materials and consumables	710,674	(710,674)	—		—	—
Subcontracted work and external expenses	509,530	(509,530)	—		—	—
Wages, salaries and social security charges	229,679	(243,509)	13,830	(a), (b)	—	—
Other operating costs	16,577	(16,577)	—		—	—
Cost of sales and operating expenses	—	1,333,787	—		1,333,787	1,771,269
Selling, general and administrative expenses	—	129,060	—		129,060	171,391
Depreciation and amortization	66,992	—	(7,135)	(a)	59,857	79,490
Total direct costs and operating expenses	1,533,452	(17,443)	6,695		1,522,704	2,022,150

Operating Income	124,488	—	(6,695)		117,793	156,430

Interest expense	—	(24,690)	—		(24,690)	(32,788)
Interest income and similar revenues	7,450	(7,319)	(131)	(c)	—	—
Income from non-consolidated participating interests	2,064	(2,064)	—		—	—
Interest charges and similar expenses	(24,690)	24,690	—		—	—
Other, net	—	9,383	—		9,383	12,461
Total other expense	(15,176)	—	(131)		(15,307)	(20,327)

Equity in net income/(loss) of unconsolidated subsidiary	—	—	—		—	—
Income from continuing operations before income taxes	109,312	—	(6,826)		102,486	136,103
Income taxes	40,605	—	919	(d)	41,524	55,144

Net income	68,707	—	(7,745)		60,962	80,959

Net (income) / loss attributable to noncontrolling interests	(6,106)	—	191	(a)	(5,915)	(7,855)

Net income / (loss) attributable to Darling	€62,601	€—	€(7,554)		€55,047	$73,104

(a)	Represents the adjustments for business combinations.

(b)	Represents the adjustments associated with pensions.

(c)	Represents the changes to derivative accounting.

(d)	Represents the taxes associated with US GAAP adjustments.

(e)	Represents results that are converted to U.S. Dollars using the average exchange rate for the period presented. The exchange rate used for the year ended December 31, 2013 was 1.3280.

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